UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2025

INFINERA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119

(Address of principal executive offices)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INFN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

As previously disclosed, on June 27, 2024, Infinera Corporation (“Infinera”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nokia Corporation (“Nokia”) and Neptune of America Corporation (“Merger Sub”).

On February 28, 2025 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into Infinera (the “Merger”), with Infinera surviving as a wholly owned subsidiary, directly or indirectly, of Nokia.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), which time occurred on the Closing Date, each issued and outstanding share of Infinera’s common stock, par value $0.001 per share (the “Company Common Stock”) (other than as specified in the Merger Agreement), was automatically cancelled, extinguished and converted into, at the election of the holder, the right to receive one of the following:

•	cash in an amount equal to $6.65, without interest (the “Cash Consideration”);

•

1.7896 American Depositary Shares (each such share, a “Nokia ADS”) (each whole Nokia ADS representing a beneficial interest in one ordinary share, with no nominal value of Nokia (“Nokia Shares”)) (such consideration, the “Share Consideration”, and such Company Common Stock to Nokia ADSs ratio, the “Share Consideration Exchange Ratio”); or

•

cash in an amount equal to $4.66, without interest, and 0.5355 Nokia ADSs (such consideration, the “Mixed Consideration” and, together with the Cash Consideration and the Share Consideration, the “Merger Consideration”).

The Merger Agreement includes a proration mechanism to provide that no more than 30 percent of the aggregate consideration in the Merger is paid in the form of Nokia ADSs. As of the Closing Date, Infinera stockholders had collectively made elections that would result in approximately 72 percent of the aggregate Merger Consideration being paid in the form of Nokia ADSs. Accordingly, and pursuant to the terms of the Merger Agreement, approximately 58 percent of the shares of Company Common Stock for which an election to receive the Share Consideration or the Mixed Consideration was made, was instead converted at the Effective Time into the right to receive the Cash Consideration, with such proration applicable to all holders of Company Common Stock who elected to receive the Share Consideration or the Mixed Consideration.

If you have any questions regarding the Merger Consideration or the proration, please call Sodali & Co, the information agent for the Merger, at (800) 662-5200 (for registered holders of Infinera Common Stock) or (203) 658-9400 (for banks and brokers) or by email at INFN@investor.sodali.com.

The information set forth in this Introductory Note is incorporated by reference into each item of this Current Report on Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On the Closing Date and in connection with the consummation of the Merger, Infinera and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), entered into:

•

a first supplemental indenture, dated as of February 28, 2025 (the “2027 Convertible Notes First Supplemental Indenture”), to the indenture, dated as of March 9, 2020, by and between Infinera and the Trustee (the “2027 Convertible Notes Base Indenture” and, together with the 2027 Convertible Notes First Supplemental Indenture, the “2027 Convertible Notes Indenture”), relating to Infinera’s 2.50% Convertible Senior Notes due 2027 (the “2027 Convertible Notes”);

•

a first supplemental indenture, dated as of February 28, 2025 (the “2028 Convertible Notes First Supplemental Indenture”), to the indenture, dated as of August 8, 2022, by and between Infinera and the Trustee (the “2028 Convertible Notes Base Indenture” and, together with the 2028 Convertible Notes First Supplemental Indenture, the “2028 Convertible Notes Indenture”), relating to Infinera’s 3.75% Convertible Senior Notes due 2028 (the “2028 Convertible Notes” and together with the 2027 Convertible Notes, the “Convertible Notes”);

As a result of the Merger, and pursuant to the 2027 Convertible Notes First Supplemental Indenture and the 2028 Convertible Notes First Supplemental Indenture, as applicable, from and after the effective time of the Merger, the Convertible Notes are no longer convertible into shares of Company Common Stock. Rather, the right to convert each $1,000 principal amount of the 2027 Convertible Notes or the 2028 Convertible Notes, as applicable, into shares of Company Common Stock, has been changed to the right to convert such principal amount solely into a number of units of Reference Property (as defined in the 2027 Convertible Notes Indenture or 2028 Convertible Notes Indenture, as applicable (together, the “Convertible Notes Indentures”)) equal to the conversion rate of the 2027 Convertible Notes or 2028 Convertible Notes, as applicable, in effect on the applicable conversion date (subject to any adjustments pursuant to the applicable Convertible Notes Indenture), with each unit of Reference Property consisting of $4.66 in cash and 0.5355 Nokia ADSs. The foregoing descriptions of the 2027 Convertible Notes First Supplemental Indenture and the 2028 Convertible Notes First Supplemental Indenture and the transactions contemplated thereby are subject to and qualified in their entirety by reference to the full text of the 2027 Convertible Notes First Supplemental Indenture and the 2028 Convertible Notes First Supplemental Indenture, as applicable. Copies of the 2027 Convertible Notes First Supplemental Indenture and the 2028 Convertible Notes First Supplemental Indenture are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date and in connection with the consummation of the Merger, all outstanding obligations under the Loan, Guaranty and Security Agreement (the “Loan Agreement”), dated as of June 24, 2022, among Infinera, the other obligors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent, were repaid and the Loan Agreement was terminated. The Loan Agreement previously provided for a senior secured asset-based revolving credit facility of up to $200 million, which Infinera could draw upon from time to time. Infinera could increase the total commitments under the revolving credit facility by up to an additional $100 million, subject to certain conditions. In addition, the Loan Agreement provided for a $50 million letter of credit subfacility and a $20 million swingline loan facility.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to the terms of the Merger Agreement, the Merger was consummated. At the Effective Time, each issued and outstanding share of Company Common Stock (other than as specified in the Merger Agreement), was automatically cancelled, extinguished and converted into the right to receive the applicable Merger Consideration.

Pursuant to the Merger Agreement, at the Effective Time, Infinera’s outstanding restricted stock units (each, a “Company RSU”) were treated in the following manner:

•

Each outstanding RSU (other than any RSU held by a non-employee director of Infinera (a “Company Director RSU”) outstanding as of immediately prior to the Effective Time was converted automatically into a number of time-based restricted stock unit awards of Nokia (each, a “Nokia RSU”) equal to (1) the total number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time multiplied by (2) the Share Consideration Exchange Ratio. Each such Nokia RSU is subject to the same terms and conditions as were applicable to such Company RSU immediately prior to the Effective Time (including vesting terms).

•

Each outstanding Company Director RSU fully vested and converted automatically into the right to receive (without interest) the Cash Consideration in respect of each share of Company Common Stock subject to such Company Director RSU immediately prior to the Effective Time.

•

Each Company RSU subject to performance-based vesting conditions (a “Company PSU”) outstanding as of immediately prior to the Effective Time vested to the extent provided in (1) the award agreement governing such Company PSU and (2) any other vesting terms that were applicable. Then, as applicable:

•	If such Company PSU became vested with respect to both performance-based and service-based vesting conditions, such Company PSU became entitled to receive $6.65 per Company PSU in cash;

•

If such Company PSU was subject to performance-based vesting conditions that (a) were measured at the Effective Time and deemed earned or (b) were otherwise deemed no longer applicable, but, in each case, remained subject to service-based vesting conditions, then such Company PSU was converted into a Nokia RSU in the same manner provided in the first bullet of this section; and

•

If such Company PSU was subject to performance-based vesting conditions that were measured and deemed not to be earned (unless the performance-based vesting conditions were otherwise deemed no longer applicable) at the Effective Time, then such Company PSU was canceled for no consideration.

The foregoing descriptions of the Merger and the Merger Agreement are not complete and are qualified in their entirety by reference to the Merger Agreement, which was filed by Infinera as Exhibit 2.1 to its Current Report on Form 8-K filed on June 28, 2024, and is incorporated by reference.

Item 3.01	Notice of Delisting.

On the Closing Date, Infinera notified the Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq (1) suspend trading of the Company Common Stock, (2) withdraw the Company Common Stock from listing on Nasdaq, and (3) file with the Securities and Exchange Commission (“SEC”) on Form 25 a notification of delisting and deregistration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist the Company Common Stock from Nasdaq. As a result, trading of the Company Common Stock on Nasdaq was suspended prior to the opening of Nasdaq on the Closing Date.

Following the effectiveness of the Form 25, Infinera intends to file with the SEC a Form 15 requesting the termination of registration of the Company Common Stock under the Exchange Act and the suspension of reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, each issued and outstanding share of Company Common Stock (other than as specified in the Merger Agreement), was automatically cancelled, extinguished and converted into the right to receive the applicable Merger Consideration. Accordingly, at the Effective Time, the holders of shares of Company Common Stock ceased to have any rights as stockholders of Infinera, other than the right to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change in control of Infinera occurred. Following the consummation of the Merger, Infinera became a wholly owned subsidiary, directly or indirectly, of Nokia.

Item 5.02	Departure of Directors or Certain Officers.

As a result of the Merger and in accordance with the Merger Agreement, at the Effective Time, George A. Riedel, Christine B. Bucklin, Gregory P. Dougherty, David W. Heard, Sharon E. Holt, Roop K. Lakkaraju, Paul J. Milbury, Amy H. Rice and David F. Welch, each of whom was a director of Infinera as of immediately prior to the Effective Time, ceased to be a director of Infinera and a member of any committee of Infinera’s Board of Directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

At the Effective Time, the certificate of incorporation and bylaws of Infinera were amended and restated in accordance with the terms of the Merger Agreement. The amended and restated certificate of incorporation and the amended and restated bylaws of Infinera are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference.

Item 8.01	Other Events.

On the Closing Date, Infinera commenced offers to purchase for cash any and all of its outstanding 2027 Convertible Notes and 2028 Convertible Notes, in each case, at an offer price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of purchase (collectively, the “Change of Control Offer”). The Change of Control Offer is being made pursuant to the applicable Convertible Notes Indenture governing the Convertible Notes, which require Infinera to offer to purchase the Convertible Notes following the occurrence of a “Fundamental Change” (as defined in each Convertible Notes Indenture), such as the closing of the Merger.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated June 27, 2024, among Nokia Corporation, Neptune of America Corporation and Infinera Corporation, incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K (No. 001-33486), filed with the SEC on June 28, 2024*

3.1	Amended and Restated Certificate of Incorporation of Infinera Corporation (effective February 28, 2025).

3.2	Amended and Restated Bylaws of Infinera Corporation (effective February 28, 2025).

4.1	First Supplemental Indenture, dated as of February 28, 2025, to the Indenture, dated as of March 9, 2020, by and between Infinera Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association).

4.2	First Supplemental Indenture, dated as of February 28, 2025, to the Indenture, dated as of August 8, 2022, by and between Infinera Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Infinera will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. Infinera may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: February 28, 2025	By:	/s/ Nancy Erba
Nancy Erba
Chief Financial Officer